Exhibit 5.1

45 Fremont Street, Suite 3000 San Francisco, California 94105 Phone: 415.362.2580

December 22, 2025

AmpliTech Group, Inc.

155 Plant Avenue

Hauppauge, NY 11788

Re:	AmpliTech Group, Inc.
Registration Statement on Form S-3 (File No. 333-251260)

Ladies and Gentlemen:

We act as counsel to AmpliTech Group, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-251260) originally filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 10, 2020, as amended by the Post-Effective Amendment No. 1 to Form S-1 on Form S-3 filed by the Company on June 30, 2022, and as amended by Post-Effective Amendment No. 2 to Form S-3 being filed with the Commission on the date hereof (as amended, the “Registration Statement”), relating to the offer and sale of up to 1,366,442 shares of common stock, par value $0.001 per share (“Common Stock”) of the Company (the “Shares”), issuable upon the exercise of outstanding warrants to purchase 1,366,442 shares of Common Stock which were issued on February 19, 2021 (the “Warrants”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinion set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion, including (i) the Registration Statement, including the exhibits filed therewith, (ii) the prospectus included in the Registration Statement (the “Prospectus”), (iii) the Company’s amended and restated articles of incorporation as currently in effect (the “Articles of Incorporation”), (iv) the Company’s amended and restated bylaws as currently in effect (the “Bylaws”), (v) the corporate minutes and other actions of the Company, and (vi) the originals or copies certified to our satisfaction of such other documents, records, ledgers, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In addition, in rendering this opinion, we have assumed: (A) the genuineness and authenticity of all signatures on original documents; (B) the genuineness and authenticity of all documents submitted to us as originals; (C) the conformity to originals of all documents submitted to us as copies; (D) the accuracy, completeness and authenticity of certificates of public officials; and (E) the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than with respect to the Company). We have not sought independently to verify such matters.

ARIZONA ● CALIFORNIA ● COLORADO ● CONNECTICUT ● DELAWARE ● FLORIDA ● GEORGIA ● ILLINOIS ● INDIANA ● KANSAS ● KENTUCKY ● LOUISIANA MARYLAND ● MASSACHUSETTS ● MINNESOTA ● MISSISSIPPI ● MISSOURI ● NEVADA ● NEW JERSEY ● NEW MEXICO ● NEW YORK ● NORTH CAROLINA OHIO ● OREGON ● PENNSYLVANIA ● RHODE ISLAND ● TENNESSEE ● TEXAS ● UTAH ● VIRGINIA ● WASHINGTON ● WASHINGTON D.C. ● WEST VIRGINIA

AmpliTech Group, Inc.

December 22, 2025

We express no opinions other than as specifically set forth herein. We are opining solely on all applicable statutory provisions of the Nevada Revised Statutes (the “NRS”) and express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

The Shares have been duly authorized and when issued, sold and delivered in accordance with the terms of the applicable Warrant and as described in the Registration Statement, the Shares will be validly issued, fully paid, and non-assessable.

The opinion set forth above are subject to the following additional assumptions:

(i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded, and the Prospectus, and any and all prospectus supplement(s) required by applicable laws, have been delivered and filed as required by such laws;

(ii) all Shares will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the appropriate prospectus supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(iii) all Shares will be issued pursuant to the terms of the Warrants, the Warrants have been duly authorized and duly executed and delivered by the Company and the other parties thereto and outstanding, the Warrants were sold for consideration in compliance with applicable federal and state securities laws, rules and regulations, and such Warrants constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability;

(iv) with respect to the issuance of the Warrants and the Shares, (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Warrants ( including the sufficiency of the consideration for such Warrants and the sufficiency of the exercise price as consideration for the Shares, and the issuance of the Shares in accordance to the terms of the Warrants, (b) the board of directors of the Company has taken all necessary corporate action to approve the issuance of the Shares upon exercise of the Warrants pursuant to the terms thereof, and (c) the Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law;

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com

AmpliTech Group, Inc.

December 22, 2025

(v) when issued, the issuance, sale and delivery of the Shares by the Company, and the incurrence and performance of the Company’s obligations relating to the Warrants and the Shares, and any consideration received by the Company for the issuance, sale and delivery of the Shares will comply with, and will not violate, the Articles of Incorporation or Bylaws or any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of the Shares or the incurrence and performance of such obligations may be subject or violate any applicable public policy, or be subject to any defense in law or equity;

(vi) all actions taken by the Company authorizing the offer and issuance of the Warrants and the Shares shall remain in effect and unchanged at all times during which the Warrants are outstanding and Shares are offered and issued and such authorization and action shall not have been modified or rescinded; and

(vii) there will exist, under the Articles of Incorporation, the requisite number of authorized but unissued shares of Common Stock to issue upon exercise of the Warrants.

The opinion above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed by the Company on or about the date hereof and to its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Lewis Brisbois Bisgaard & Smith LLP

LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com